Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

101 California Street, Floor 38
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

MOORE NORTH AMERICA FINANCE, INC.*

(Exact name of obligor as specified in its charter)

Delaware	36-4259109
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

c/o Moore Wallace Incorporated
1200 Lakeside Drive
Bannockburn, Illinois	60015-1243
(Address of principal executive offices)	(Zip Code)

*	The companies listed on the next page are also included in this Form T-1 Statement of Eligibility as additional obligors.

	EXACT NAME OF ADDITIONAL OBLIGORS*	JURISDICTION OF FORMATION	IRS EMPLOYER IDENTIFICATION NO.
1.	Moore Wallace Incorporated	Canada	98-0154502
2.	MH Holdings Limited	Canada	N/A
3.	Moore Holdings U.S.A. Inc.	Delaware	36-4197212
4.	Moore Wallace North America, Inc.	Delaware	16-0331690
5.	Moore Financial Inc.	Nevada	36-4038833
6.	The Nielsen Company	Ohio	31-0415860
7.	Litho Industries, Inc.	North Carolina	56-0902364
8.	FRDK, Inc.	New York	13-3842940
9.	G2.com Inc.	Delaware	36-4304734
10.	Peak Technologies, Inc.	Illinois	36-3149386
11.	Wallace Technical Services, L.L.C.	Illinois	36-4331695
12.	Wallace Heritage, L.L.C.	Illinois	36-4331696
13.	Visible Computer Supply Corporation	Illinois	36-3078410
14.	Wallace Financial Services, L.L.C.	Illinois	36-4331692
15.	Thomas Packaging, Corp.	Ohio	34-1354020
16.	Wallace Integrated Graphics, Inc. (f/k/a Graphic Industries, Inc.)	Georgia	58-1101633
17.	State Printing Company, Inc.	South Carolina	57-0279612
18.	Commercial Press, Incorporated	California	95-3072469
19.	Bruce Offset, Inc. (f/k/a Pearson 1, Inc.)	Illinois	36-3445630
20.	W.E. Andrews Co. Inc.	Georgia	58-1559991
21.	Metro Printing Incorporated	Minnesota	41-0969596
22.	Carpenter Reserve Printing Company	Ohio	34-1811004
23.	Harvey Press, Inc.	Louisiana	72-1384733
24.	Presstar Printing Corporation	Maryland	52-1997905
25.	The Stein Printing Company, Inc.	Georgia	58-1294031
26.	Moore Brasil Ltda	Brazil	N/A
27.	Moore International Hungary Financial Services Limited Liability Company	Hungary	N/A
28.	Moore Group Services BVBA	Belgium	N/A
29.	Moore Belgium NV	Belgium	N/A
30.	Moore Response Marketing NV	Belgium	N/A
31.	Moore Business Forms Holdings UK Limited	United Kingdom	N/A
32.	Moore Business Forms Limited	United Kingdom	N/A
33.	Moore Response Marketing Limited	United Kingdom	N/A
34.	Moore International BV	The Netherlands	N/A
35.	Moore Response Marketing BV	The Netherlands	N/A
36.	Moore IMS B.V.	The Netherlands	N/A

*	The address for each of the additional obligors is c/o Moore Wallace Incorporated, 1200 Lakeside Drive, Bannockburn, Illinois 60015-1243.

7 7/8% Senior Notes Due 2011

(Title of Indenture Securities)

Item 1.    General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.    List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 4th day of December, 2003.

J. P. Morgan Trust Company, National Association

By	/s/ Leonard S. Gnat

Leonard S. Gnat
Authorized Officer

Exhibit 7

J. P. Morgan Trust Company, National Association

Statement of Condition

June 30, 2003

($000)
Assets
Cash and Due From Banks	$30,669
Securities	106,073
Loans and Leases	41,488
Premises and Fixed Assets	9,168
Intangible Assets	162,542
Other Assets	17,245

Total Assets	$367,185

Liabilities
Deposits	$97,653
Other Liabilities	47,491

Total Liabilities	145,144

Equity Capital
Common Stock	600
Surplus	181,587
Retained Earnings	39,854

Total Equity Capital	222,041

Total Liabilities and Equity Capital	$367,185